Exhibit 99.2


           Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

                     TPG PARTNERS, L.P.,

                       By: TPG GenPar, L.P., General Partner

                           By: TPG Advisors, Inc., General Partner

                              By:  /s/  Richard A. Ekleberry
                                 ------------------------------
                                   Richard A. Ekleberry
                                   Vice President


                     TPG PARALLEL I, L.P.,

                       By: TPG GenPar, L.P., General Partner

                          By: TPG Advisors, Inc., General Partner

                              By:  /s/  Richard A. Ekleberry
                                 ------------------------------
                                   Richard A. Ekleberry
                                   Vice President



                     TPG ADVISORS II, L.P.

                       By:  /s/  Richard A. Ekleberry
                          ------------------------------
                            Richard A. Ekleberry
                            Vice President